Exhibit 99.1

WHITING PETROLEUM CORPORATION

UNAUDITED PRO FORMA FINANCIAL INFORMATION

The following unaudited pro forma financial information is derived from the historical consolidated financial statements of Whiting Petroleum Corporation (“Whiting” or the “Company”) and has been adjusted to reflect the sale of the Company’s interests in certain oil and gas producing properties in the Fort Berthold Indian Reservation area located in Dunn and McLean counties of North Dakota as well as certain other related assets and liabilities (the “FBIR Properties”), effective September 1, 2017, for a cash purchase price of $500 million (before closing adjustments).

The unaudited pro forma consolidated balance sheet as of June 30, 2017 gives effect to the disposition of the FBIR Properties as if it had occurred on June 30, 2017. The unaudited pro forma consolidated statements of operations for the six months ended June 30, 2017 and the year ended December 31, 2016 both give effect to the disposition of the FBIR Properties as if it had occurred on January 1, 2016.

Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma consolidated financial statements. In Whiting’s opinion, all adjustments that are necessary to present fairly the pro forma information have been made.

The unaudited pro forma consolidated statements do not purport to represent what Whiting’s financial position or results of operations would have been had the disposition of the FBIR Properties actually occurred on the dates indicated above, nor are they indicative of future financial position or results of operations. These unaudited pro forma consolidated financial statements should be read in conjunction with Whiting’s historical consolidated financial statements and related notes for the periods presented.

WHITING PETROLEUM CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF JUNE 30, 2017

(in thousands, except share and per share data)

	Whiting Historical	Pro Forma Adjustments (Note 2)		Whiting Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$23,243	$—		$23,243
Accounts receivable trade, net	210,204	—		210,204
Derivative assets	26,964	—		26,964
Prepaid expenses and other	30,727	(574)	(a)	30,153

Total current assets	291,138	(574)		290,564

Property and equipment:
Oil and gas properties, successful efforts method	13,604,214	(1,091,632)	(a)	12,512,582
Other property and equipment	136,782	—		136,782

Total property and equipment	13,740,996	(1,091,632)		12,649,364
Less accumulated depreciation, depletion and amortization	(4,699,342)	164,136	(a)	(4,535,206)

Total property and equipment, net	9,041,654	(927,496)		8,114,158
Other long-term assets	72,627	(579)	(a)	72,048

TOTAL ASSETS	$9,405,419	$(928,649)		$8,476,770

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable trade	$70,541	$—		$70,541
Revenues and royalties payable	130,495	(231)	(a)	130,264
Accrued capital expenditures	95,499	—		95,499
Accrued interest	40,726	—		40,726
Accrued lease operating expenses	45,606	—		45,606
Accrued liabilities and other	24,863	—		24,863
Taxes payable	20,447	—		20,447
Derivative liabilities	23,616	—		23,616
Accrued employee compensation and benefits	16,940	—		16,940

Total current liabilities	468,733	(231)		468,502
Long-term debt	3,274,807	(500,000)	(b)	2,774,807
Deferred income taxes	401,191	(197,287)	(c)	203,904
Asset retirement obligations	171,419	(7,173)	(a)	164,246
Other long-term liabilities	93,162	—		93,162

Total liabilities	4,409,312	(704,691)		3,704,621

Commitments and contingencies
Equity:
Common stock, $0.001 par value, 600,000,000 shares authorized; 368,133,400 issued and 362,793,720 outstanding	368	—		368
Additional paid-in capital	6,397,469	—		6,397,469
Accumulated deficit	(1,401,730)	(421,245)	(d)
		197,287	(c)	(1,625,688)

Total equity	4,996,107	(223,958)		4,772,149

TOTAL LIABILITIES AND EQUITY	$9,405,419	$(928,649)		$8,476,770

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

WHITING PETROLEUM CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2017

(in thousands, except per share data)

	Whiting Historical	Pro Forma Adjustments (Note 3)		Whiting Pro Forma
OPERATING REVENUES
Oil, NGL and natural gas sales	$682,832	$(60,139)	(e)	$622,693
OPERATING EXPENSES
Lease operating expenses	176,662	(16,475)	(e)	160,187
Production taxes	59,122	(5,619)	(e)	53,503
Depreciation, depletion and amortization	460,442	(37,966)	(f)	422,476
Exploration and impairment	46,136	(10,992)	(g)	35,144
General and administrative	62,560	—		62,560
Derivative loss, net	16,414	—		16,414
Loss on sale of properties	2,298	—		2,298
Amortization of deferred gain on sale	(6,582)	—		(6,582)

Total operating expenses	817,052	(71,052)		746,000

LOSS FROM OPERATIONS	(134,220)	10,913		(123,307)
OTHER INCOME (EXPENSE)
Interest expense	(95,948)	6,191	(h)	(89,757)
Loss on extinguishment of debt	(1,540)	—		(1,540)
Interest income and other	1,053	—		1,053

Total other expense	(96,435)	6,191		(90,244)

LOSS BEFORE INCOME TAXES	(230,655)	17,104		(213,551)
INCOME TAX BENEFIT
Current	(3,206)	—		(3,206)
Deferred	(74,497)	6,466	(i)	(68,031)

Total income tax benefit	(77,703)	6,466		(71,237)

NET LOSS	(152,952)	10,638		(142,314)
Net loss attributable to noncontrolling interest	14	—		14

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(152,938)	$10,638		$(142,300)

LOSS PER COMMON SHARE
Basic	$(0.42)	$0.03		$(0.39)

Diluted	$(0.42)	$0.03		$(0.39)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	362,672			362,672

Diluted	362,672			362,672

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

WHITING PETROLEUM CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2016

(in thousands, except per share data)

	Whiting Historical	Pro Forma Adjustments (Note 3)		Whiting Pro Forma
OPERATING REVENUES
Oil, NGL and natural gas sales	$1,284,982	$(105,338)	(e)	$1,179,644
OPERATING EXPENSES
Lease operating expenses	395,135	(40,246)	(e)	354,889
Production taxes	108,715	(10,028)	(e)	98,687
Depreciation, depletion and amortization	1,171,582	(77,713)	(f)	1,093,869
Exploration and impairment	121,468	(36,359)	(g)	85,109
General and administrative	146,878	—		146,878
Derivative gain, net	(587)	—		(587)
Loss on sale of properties	184,567	—		184,567
Amortization of deferred gain on sale	(14,570)	—		(14,570)

Total operating expenses	2,113,188	(164,346)		1,948,842

LOSS FROM OPERATIONS	(828,206)	59,008		(769,198)
OTHER INCOME (EXPENSE)
Interest expense	(557,620)	11,232	(h)	(546,388)
Loss on extinguishment of debt	(42,236)	—		(42,236)
Interest income and other	1,292	—		1,292

Total other expense	(598,564)	11,232		(587,332)

LOSS BEFORE INCOME TAXES	(1,426,770)	70,240		(1,356,530)
INCOME TAX BENEFIT
Current	(7,190)	—		(7,190)
Deferred	(80,456)	26,552	(i)	(53,904)

Total income tax benefit	(87,646)	26,552		(61,094)

NET LOSS	(1,339,124)	43,688		(1,295,436)
Net loss attributable to noncontrolling interest	22	—		22

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(1,339,102)	$43,688		$(1,295,414)

LOSS PER COMMON SHARE
Basic	$(5.32)	$0.17		$(5.15)

Diluted	$(5.32)	$0.17		$(5.15)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	251,869			251,869

Diluted	251,869			251,869

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

WHITING PETROLEUM CORPORATION

NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

Note 1. Basis of Presentation

On September 1, 2017, Whiting Petroleum Corporation (“Whiting” or the “Company”) completed the sale to RimRock Oil and Gas Williston, LLC (the “Buyer”) of Whiting’s interests in certain oil and gas producing properties in the Fort Berthold Indian Reservation area located in Dunn and McLean counties of North Dakota as well as certain other related assets and liabilities (the “FBIR Properties”), effective September 1, 2017, for a cash purchase price of $500 million (before closing adjustments). The Company used the net proceeds from the sale to repay a portion of the debt outstanding under its credit agreement.

The unaudited pro forma consolidated balance sheet as of June 30, 2017 gives effect to the disposition of the FBIR Properties as if it had occurred on June 30, 2017. The unaudited pro forma consolidated statements of operations for the six months ended June 30, 2017 and the year ended December 31, 2016 both give effect to the disposition of the FBIR Properties as if it had occurred on January 1, 2016.

The unaudited pro forma consolidated financial statements reflect pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions we believe are reasonable, however, actual results may differ from those reflected in these statements. In Whiting’s opinion, all adjustments that are necessary to present fairly the pro forma information have been made. The unaudited pro forma consolidated statements do not purport to represent what Whiting’s financial position or results of operations would have been had the disposition of the FBIR Properties actually occurred on the dates indicated above, nor are they indicative of future financial position or results of operations. In addition, the $421 million loss on sale and related tax impact was not included in the pro forma consolidated statement of operations for the year ended December 31, 2016 as this nonrecurring item is not expected to have a continuing impact. These unaudited pro forma consolidated financial statements should be read in conjunction with the Company’s consolidated historical financial statements and related notes for the periods presented.

Earnings/Loss Per Share—Basic earnings/loss per common share is calculated by dividing net income/loss attributable to common shareholders by the weighted average number of common shares outstanding during each period. Diluted earnings/loss per common share is calculated by dividing adjusted net income/loss attributable to common shareholders by the weighted average number of diluted common shares outstanding, which includes the effect of potentially dilutive securities. Potentially dilutive securities for the diluted earnings per share calculations consist of unvested restricted stock awards, outstanding stock options and contingently issuable shares of convertible debt to be settled in cash, all using the treasury stock method. In addition, the diluted earnings per share calculation for the year ended December 31, 2016 considers the effect of convertible debt issued and converted during 2016, using the if-converted method for periods prior to their actual conversions. When a loss from continuing operations exists, all dilutive and potentially dilutive securities are anti-dilutive and are therefore excluded from the computation of diluted earnings per share.

Note 2. Adjustments to the Unaudited Pro Forma Consolidated Balance Sheet

The following adjustments have been made to the accompanying unaudited pro forma consolidated balance sheet as of June 30, 2017:

(a)	Reflects the elimination of assets and liabilities related to the FBIR Properties sold.

(b)	Reflects the receipt of net proceeds from the sale of the FBIR Properties of $500 million, all of which was used to repay a portion of the Company’s debt outstanding under its credit agreement.

(c)	Reflects the decrease in deferred tax liabilities and the corresponding effect on the Company’s accumulated deficit resulting from the sale of the FBIR Properties.

(d)	Reflects the impact to the Company’s accumulated deficit of the loss on sale of the FBIR Properties. If the FBIR Properties divestiture had occurred on June 30, 2017, the resulting pre-tax loss would have been $421 million based on the carrying value of the net assets sold on that date relative to the net proceeds received. The loss was not included in the pro forma consolidated statements of operations as this nonrecurring item is not expected to have a continuing impact.

Note 3. Adjustments to the Unaudited Pro Forma Consolidated Statements of Operations

The following adjustments have been made to the accompanying unaudited pro forma consolidated statements of operations for the six months ended June 30, 2017 and the year ended December 31, 2016:

(e)	Reflects the elimination of revenues and operating expenses of the FBIR Properties.

(f)	Reflects the elimination of depletion, depreciation and amortization expense related to the FBIR Properties.

(g)	Reflects the elimination of impairment expense recognized during the six months ended June 30, 3017 and the year ended December 31, 2016 related to i) leasehold amortization associated with unproved FBIR Properties and ii) write-downs of undeveloped acreage costs where Whiting had no future plans to drill.

(h)	Reflects the reduction to interest expense associated with the repayment of $500 million in debt outstanding under Whiting’s credit agreement.

(i)	Reflects the income tax effects of the pro forma adjustments presented, based on Whiting’s combined statutory tax rate of 37.8% that was in effect during the periods for which pro forma consolidated statements of operations have been presented.